Exhibit 10.2

SD COMPANY, INC.

2014 STOCK INCENTIVE PLAN

TABLE OF CONTENTS

INDEX OF DEFINED TERMS		iii

1.	Purpose	1

2.	Effective Date, Plan Grant Period, and Maximum Vesting Period	1

3.	Eligible Participant s	1

4.	Stock Subject to This Plan	2

5.	Types of Awards	3

6.	Administration	4

7.	General Rules Relating to Options	5

8.	Stock Bonuses	8

9.	RESTRICTED STOCK UNITS	8

10.	Termination of Relationship with Company	8

11.	RESTRICTIONS ON TRANSFER	11

12.	Changes in Capital Structure	13

13.	Compliance with Laws, Securities Regulation, and Other Required Approvals	14

14.	Withholding and Other Tax Matters	15

15.	Rights and Relationships	16

16.	Other Agreements	16

17.	PLAN ADOPTION AND STOCKHOLDER APPROVAL	17

18.	Plan Amendment and Termination	18

19.	General Provisions	18

20.	Adoption	19

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INDEX OF DEFINED TERMS

In this Plan, numerous terms have specific meanings and definitions that may or may not coincide with commonly accepted meanings and definitions outside of the context of this Plan. This Index lists the location of where the definitions for these terms are located in the Plan. Terms which are listed in this Index are capitalized throughout the Plan.

Acceleration Period	13
Administrator	3
Annual Increase	2
Assistant Administrator	3
Award Agreements	3
Awards	3
Beneficiaries	10
Board	3
Capitalization Change	13
Cause	9
Change of Control Event	13
Code	3
Common Stock	2
Company	1
Effective Date	1
Eligible Participants	1
Exchange Act	3
Exchange Stock	13
Exercise Price	5
Fair Market Value	2
Grant Date	4
Insider Trading Policy	12
IPO	1
IPO Date	1
ISOs	3
Issued Shares	2
NASD Dealer	7
Non-Statutory Stock Options	3
Notice of Exercise	6
NQSOs	3
Officer	3
Option Shares	5
Option(s)	5
Permitted Transfer	11
Plan	1
Plan Documents	2, 5
Plan Grant Period	1
Plan Shares	2
Plan Term	1
Recipient	4
Recipients	1
Repurchase Agreement	16
Restricted Stock	3
Restricted Stock Unit Agreement	8
risk of forfeiture	8
RSU Shares	8
RSUs	8
Securities Act	1
Stock Bonus Agreement	7
Stock Bonus Shares	7
Stock Option Agreement	5
Subsidiary	1
Ten Percent Stockholder	6
Termination	8
Total Disability	10
Transfer	11
Transferable Shares	12
Withholding Taxes	15

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SD COMPANY, INC.

2014 STOCK INCENTIVE PLAN

1.           Purpose

The purpose of this 2014 Stock Incentive Plan (“Plan”) is to provide a means for SD COMPANY, INC. (the “Company”), to attract, motivate and retain selected employees, officers, independent contractors, consultants, or advisors, and to encourage a sense of ownership in the Company by awarding these persons stock options, stock bonuses, or stock units. These awards are intended to provide the recipients with greater incentive for their service to the Company by linking their personal interests in the success of the Company with those of the Company and its shareholders.

2.           Effective Date, Plan Grant Period, and Maximum Vesting Period

1.1         Effective Date. This Plan is effective as of the IPO Date (the “Effective Date”). “IPO” means the first sale of the Company’s Common Stock to the general public pursuant to a registration statement under the Securities Act of 1933, as amended (“Securities Act ”). “IPO Date” means the date of the underwriting agreement between the Company and the IPO underwriters(s), under which the Common Stock is priced for the IPO.

1.2         Plan Periods. Awards may be granted under this Plan until the earlier of (a) ten years after the Effective Date or (b) termination of the Plan under Section 18.2 (the “Plan Grant Period”). Each Award will vest in full no more than ten years after its Grant Date, resulting in maximum obligations under this Plan of 20 years (the “Plan Term”).

3.           Eligible Participant s

3.1         Eligibility. The following persons are eligible to receive Awards: employees, officers, independent contractors, consultants, or advisors who render services to the Company or its Subsidiaries (as defined below) (“Eligible Participant s”), except that:

3.1.1      no person is eligible to receive Awards as compensation paid in connection with any capital raising transaction on behalf of the Company, and

3.1.2      only employees of the Company (or of a “parent corporation” or “subsidiary corporation” of the Company (as such terms are defined in Code Sections 424(e) and 424(f)) an Option’s Grant Date will be eligible to receive ISOs under this Plan (subject to the further limitations contained in Section 7.6.2), and

3.2         Determination. The Administrator will determine whether a person is an Eligible Participant, in its sole discretion, and the decision will be binding and final. Persons who receive any type of Award are referred to as “Recipients” throughout this Plan.

3.3         “Subsidiary” means (a) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company, or (b) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

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4.           Stock Subject to This Plan

4.1         Type. The stock issuable under this Plan is the Company’s authorized but unissued restricted or reacquired common stock (“Common Stock”), including shares repurchased by the Company on the open market or otherwise.

4.2         Plan Shares. The Company may issue up to a maximum of 1,552,905 shares of its Common Stock (the “Plan Shares”) as Awards under this Plan, subject to adjustment under Section 12. Subject to Section 12.1 relating to adjustments upon changes in the Company’s capitalization:

4.2.1     Automatic Annual Increase. The Plan Shares will automatically increase on the first day of each fiscal year, for a period of ten years, commencing on the first day of the fiscal year following the year in which the IPO Date occurs (“Annual Increase”). Each Annual Increase will equal that number of shares that causes the total Plan Shares after the Annul Increase to equal 9% of the total number of shares of the Company’s common stock outstanding on the last day of the preceding fiscal year. However, before the first day of any fiscal year, the Board may provide by resolution (a) that there will be no increase in the Plan Shares for the upcoming fiscal year or (b) that the increase in the Plan Shares for the upcoming fiscal year will be a smaller number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

4.3         Returned Plan Shares. If any outstanding Option expires, or is exercised, exchanged, canceled or terminated for any reason without having been exercised or realized in full, then the unpurchased or unissued Plan Shares subject to such Option will again be available for issuance under this Plan. If a Recipient forfeits, or the Company repurchases, Plan Shares issued as Restricted Stock, or Stock Bonuses upon the exercise of an Option (“Issued Shares”), then the forfeited or repurchased Issued Shares will again be available for issuance under the Plan.

4.4         Fair Market Value

4.4.1      Publicly-Traded Common Stock. If the Common Stock is listed on any established stock exchange or traded on any established market, the “Fair Market Value” per share of the Common Stock for purposes of this Plan and any agreement entered into in connection with this Plan or any Award Agreement (collectively, the “Plan Documents”) will be, unless otherwise determined by the Board, the closing sales price of the Common Stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

4.4.2      Privately Held Common Stock. If the Common Stock is not publicly traded, Fair Market Value will be determined based on the most recent valuation approved by the Board of Directors that is closest in time to the relevant date. However, the Board must approve a new or updated determination of Fair Market Value if there have been any changes or information arising after the date of the most recent valuation that may materially affect the Fair Market Value, before granting any Award or the deadline for making any payment due under an Award. The Assistant Administrator will promptly notify each Recipient of the Company’s Fair Market Value, in writing, each time that it is recalculated. Fair Market Value may be determined either:

(a)           by an annual, independent, third-party appraisal approved by the Board of Directors, or

(b)          by the Board of Directors by (i) averaging the price of any Common Stock that has been sold to third parties in arms-length transactions with the past six months, (ii) the recommendation of an accountant or other external consultant with experience in valuing the stock of similarly situation companies, or (iii) in good faith, taking into consideration all available information as to the Company’s value, including the following factors, or other factors enumerated as reasonable by the IRS in its regulations under Code Section 409A:

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➢	Value of the Company’s tangible and intangible assets.

➢	Present value of the Company’s future cash flows.

➢	Market value of the stock or equity interests in corporations and other entities engaged in a business that is substantially similar to the Company’s business, and that is publicly-traded or was recently sold in a private arms-length transaction.

➢	Other relevant factors, including control premiums, lack-of-marketability discounts, whether the valuation is being used for other material corporate valuation purposes.

4.4.3      Adjustments upon Changes in Capitalization. Upon the occurrence of a Capitalization Change (as defined in Section 12.1), the Assistant Administrator, with approval of the Administrator, shall make the adjustments to this Plan, the Plan Shares, and the Awards as provided in Section 12.1.

5.           Types of Awards

➢	Subject to Section 6, the Administrator is authorized to take the following actions, separately or in any combination:

➢	grant “Incentive Stock Options” (“ISOs”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and as provided in Section 7, under the terms of a Stock Option Agreement (Incentive Stock Option) in the form approved by the Administrator,

➢	grant “Non-Qualified Stock Options” (“NQSOs”), i.e. options that do not qualify as ISOs as provided in Section 7, under the terms of a Stock Option Agreement (Non-Qualified Stock Option) in the form approved by the Administrator,

➢	award Stock Bonuses as bonus compensation, as provided in Section 8, under the terms of a Restricted Stock Bonus Agreement in the form approved by the Administrator, and

➢	award Restricted Stock Units as provided in Section 9, under the terms of a Restricted Stock Unit Agreement in the form approved by the Administrator.

(collectively, the “Awards”). Both Stock Option Agreements, the Stock Bonus Agreements, and the Restricted Stock Unit Agreements are collectively referred to the “Award Agreements ”. The terms and conditions of Awards granted, or of the Award Agreements entered into, under this Plan need not be identical in any respect, even when grants are made simultaneously or to persons with the same or similar status.

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6.           Administration

6.1         Administrator. Subject to Section 6.2, the Company’s Board of Directors (the “Board”) will appoint a committee of one or more directors or officers appointed by the Board to administer this Plan (the “Administrator”). The initial Administrator is the Board’s Compensation Committee. The Administrator may delegate performance of its responsibilities to one or more of the Company’s Officers (the “Assistant Administrator”). “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”). If at any time there is no Assistant Administrator, any references to the Assistant Administrator in this Plan will be deemed to refer to the Administrator. All appointments of the Administrator and any Assistant Administrator are subject to the reservations of Board and Administrator authority contained in Section 6.3.

6.2         Section 162(m) and Rule 16b-3 Compliance. If and when the Company registers any class of stock under the Securities Act or the Exchange Act, the Administrator will consist solely of two or more Outside Directors, in accordance with Code Section 162(m), or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3 of the Exchange Act.

6.3         Rights Reserved to Board and Administrator. If the Administrator is not the full Board, the Board retains exclusive authority to: (a) determine the Fair Market Value (as defined in Section 4.4), (b) suspend, amend or terminate this Plan as provided in Section 17, (b) remove members from, add members to, and fill any vacancies in, any committee serving as the Administrator, (c) issue Awards to any individual Administrator, or member of the Administrator, (d) determine whether a Change in Control Event (as defined in Section 12.2) has occurred. Subject to the Board’s reservations of authority above, if the Administrator appoints an Assistant Administrator, the Administrator retains exclusive authority to: (i) approve the amount and type of awards that may be granted or issued under this Plan, (ii) designate the class of Eligible Participant s who may receive Awards, (iii) approve the issuance and terms of specific Awards recommended by the Assistant Administrator, and (iv) adopt and amend rules and regulations relating to the administration of the Plan.

6.4         Procedures

6.4.1      Meetings. The Administrator may hold meetings at such times and places as it determines. A majority of the members of the Administrator will constitute a quorum at any meeting of the Administrator. The acts of a majority of the members present at meetings at which a quorum exists, or acts approved in writing by all members, will be valid acts of the Administrator. The members of the Administrator may participate in meetings in person or by conference telephone or similar communications equipment by means of which all members can hear each other.

6.4.2      Reports. The Assistant Administrator will provide the Administrator with reports relating to all recommended and outstanding Awards and other activities regarding Awards before each meeting of the Administrator or the Board of Directors. The members of the Administrator or the Assistant Administrator may participate in meetings in person or by conference telephone or similar communications equipment by means of which all Recipients can hear each other.

6.5         Authority and Responsibilities. Except as reserved to the Board of Directors Section 6.1, the Administrator has full discretionary authority to determine all matters relating to Awards, including but not limited to:

•	the forms of Award Agreements to evidence Awards under the Plan,

•	the specific Eligible Participants to receive Awards,

•	the number of Plan Shares subject to each Award,

•	any amount and form of consideration, if any, to be paid by the Recipient, for or under each Award;

•	the date that the Award is granted (the “Grant Date”),

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•	any vesting or forfeiture schedule, and the acceleration or lapse of that schedule,

•	the term of the Award or the acceleration of the termination date,

•	the conditions for waiver or modification of any restrictions applicable to the Awards (except those imposed by law),

•	the Company’s repurchase of any Awards, subject to any restrictions imposed by law or other contractual arrangement,

•	any other related terms and conditions applicable to each Award, and

•	any other determination that, in the judgment of the Administrator, is necessary or desirable for the administration of the Plan.

The Administrator may from time to time adopt and amend rules and regulations relating to the administration of the Plan. The Administrator will periodically provide the Board with a report listing the names of the Recipients, the types of Award granted, the number of Plan Shares covered by each Award, and the terms and conditions of each Award.

6.6         Grants to Administrator. If the Administrator is one person, then Award grants to the Administrator must be approved by the majority vote of the full Board, not including the vote of the Administrator. If the Administrator is a committee, then Award grants to one of its members must be approved by the majority vote of the other committee members, as the case may be, without counting the vote of the proposed Recipient. However, the proposed Recipient may be counted in determining the presence of a quorum at the Board or committee meeting.

6.7         Plan Construction and Interpretation. Subject to Section 6.8, the Assistant Administrator may propose and the Administrator has the authority to correct any defect, supply any omission, or reconcile any inconsistency (a) within the Plan, (b) between the Plan, any Award Agreement, and any related agreements (collectively, the “Plan Documents”), or (c) between the Plan and any rule or regulation adopted under the Plan, in the manner and to the extent the Administrator deems appropriate to carry out the Plan, so long as that discretion would not cause the Plan or any Award to have adverse tax consequences to any Recipient under, or fail to comply with, Code Section 409A, or cause any ISO to not comply with the requirements of Code Section 422 and applicable regulations. The Administrator’s interpretation or construction of any Plan provision, related agreement, rule, or regulation is final, conclusive, and binding.

6.8         Amendment of Awards. The Administrator may not modify or amend any outstanding Award, without the Recipient’s written consent, if the modification or amendment (a) impairs, diminishes, or terminates any of the Recipient’s rights or the Company’s obligations under the Award, (b) constitutes a “modification” (as defined in Code Section 424(h)) of an ISO, or (c) disqualifies any ISO under Code Section 422(b). Subject to the foregoing limitations and any limitations of applicable law, the Board may amend the terms of any outstanding Award, without the affected Recipient’s consent (i) to maintain the qualified status of the Award as an ISO under Code Section 422 of the Code, or to change the terms of an ISO, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an ISO under Code Section 422; (ii) to clarify the manner of exemption from, or to bring the Award into compliance with, Code Section 409A, (iii) to comply with other the-applicable laws or listing requirements, or (iv) if the Administrator determines, in its sole discretion, that the amendment, taken as a whole, does not materially impair the Recipient’s rights.

7.           General Rules Relating to Options

7.1         Except as provided in Section 7.6, this Section 7 applies to both ISOs and NQSOs (together, the “Options”):

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7.2         Stock Option Agreement. The terms and conditions of Options will be evidenced by an agreement signed by the Recipient and the Company (the “Stock Option Agreement”). The Stock Option Agreement will:

•	specify whether the Option is an ISO or an NQSO,

•	incorporate this Plan by reference,

•	state a termination date for the Option,

•	set forth the date on, or the schedule under, which the Option is exercisable,

•	specify the maximum number of Plan Shares that may be purchased upon the exercise of each Option (the “Option Shares”),

•	specify the price per share at which the Option is exercisable (the “Exercise Price”), and

•	contain any other terms, conditions, restrictions, representations and warranties required by the Administrator.

7.3         Exercise Price. The Exercise Price of each Option Share will not be less than its Fair Market Value as of the Option’s Grant Date.

7.4         Term. The term of each Option will be ten years from the Grant Date, unless the Stock Option Agreement specifies a shorter period.

7.5         Vesting. The Administrator may (a) grant Options that are fully or partially exercisable as of the Grant Date, or (b) subsequent to the Grant Date, accelerate the time at which all or part of any Option may be exercised.

7.6         ISO Provisions. ISOs are subject to the following terms and conditions, in addition to the provisions of Sections 7.2 through 7.5:

7.6.1      Shareholder Approval. Issuance of ISO’s under this Plan is subject to approval by the Company’s shareholders any time within 12 months before or after the Effective Date. If shareholder approval is not obtained within that period, any Options issued under this Plan will be deemed NQSOs, regardless of any other characterization in the Option agreement or otherwise. The approval of the Company’s shareholders is necessary within 12 months before or after the adoption by the Board of any amendment which will: (a) increase the number of Plan Shares reserved for the issuance of Awards under this Plan; or (b) permit the granting of Awards to a class of persons other than those presently permitted to receive Awards under this Plan.

7.6.2      Ten Percent Stockholders. If the Company grants ISOs to an employee who is a Ten Percent Stockholder, then (a) the term of such ISOs will not exceed five years from the Grant Date, and (b) the Exercise Price of such ISO’s will be not less than 110% of the Fair Market Value of the Stock as of the ISO’s Grant Date. This provision will control notwithstanding any conflicting terms contained in the Stock Option Agreement or any other document. “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, including the power to vote or to direct the voting, with respect to such securities.

7.6.3      Limitation on Value. If the aggregate Fair Market Value of the Stock issuable to a Recipient upon the exercise ISOs (under this Plan and any other incentive stock option plan) for the first time in any calendar year (within the meaning of Code Section 422) exceeds $100,000, then those Options beyond the $100,000 threshold will be treated as NQSOs.

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7.6.4      No Disqualification. No term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Recipient, to disqualify any Recipient’s ISO under Section 422 of the Code.

7.7         Exercise. In order to exercise an Option, the Recipient must deliver to the Administrator (a) notice of the number of Option Shares that the Recipient is electing to purchase (“Notice of Exercise”), and (b) payment of the Exercise Price for those Option Shares. The Administrator will determine the form of the Notice of Exercise and the manner of its delivery. The Recipient may exercise all or part of an Option, subject to any vesting schedule in the Stock Option Agreement and to any additional holding period required by law. However, no partial Option Shares will be issued. The certificates representing the issued Option Shares will bear all legends required by the Administrator and applicable law.

7.8         Payment of Exercise Price. The Recipient must pay the Exercise Price in full at the time that the Recipient delivers the Notice of Exercise to the Administrator. Payment of the Exercise Price must be in cash, by bank certified or cashier’s check or by personal check (unless at the time of exercise the Administrator in a particular case determines not to accept a personal check), unless one or more of the following alternative forms of payment has been expressly approved for the Recipient by the Administrator, in its sole discretion, and where permitted by law:

7.8.1      The Company may accept installment payments, so long as that form of payment is (a) included in the Award Agreement as of the Grant Date for ISOs, or (b) approved by the Administrator at any time before exercise for NQSOs.

7.8.2      The Company may accept a promissory note from the Recipient in the form approved by the Administrator, in its sole discretion, and bearing interest at a rate sufficient to avoid (a) imputation of income under Code Sections 483 and 1274, and (b) variable accounting treatment under Financial Accounting Standards Board Interpretation No. 44 to APB No. 25. However, (i) the portion of the Exercise Price equal to the par value of the Issued Shares must be paid in cash or other legal consideration permitted by Delaware General Corporation Law; and (ii) Recipients who are not employees of the Company may not purchase Option Shares with a promissory note unless the note is adequately secured by other collateral.

7.8.3      The Company may accept the surrender of shares of Common Stock as payment of an ISO’s Exercise Price only if: (a) either (i) the shares have been owned by Recipient for more than six months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (ii)  the shares were obtained by Recipient in the public market, and (b) the shares are clear of all liens, claims, encumbrances or security interests.

7.8.4      If the Option being exercised is an NQSO (but not if it is an ISO), the Company may accept a “net exercise” arrangement under which the Company will reduce the number of Option Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price and/or the amount of any tax withholding obligations arising as the result of the Option exercise. However, the Company will accept cash or a check from the Recipient to pay any balance of the aggregate Exercise Price or tax withholding amount that is not satisfied by such reduction in the number of whole Option Shares to be issued. Any Option Shares issuable upon exercise that are instead used to pay the Exercise Price or any tax withholding obligations pursuant to the “net exercise,” will no longer be subject to or exercisable under the Option.

7.8.5      If the Common Stock is publicly traded, the Company may accept payment of the Exercise Price under an NQSO (but not under an ISO):

(a)          through a “same day sale” commitment from the Recipient and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Recipient irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

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(b)          through a “margin” commitment from the Recipient and an NASD Dealer whereby the Recipient irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company.

8.           Stock Bonuses

8.1           The Administrator may award Plan Shares to Eligible Participant s as additional compensation, equal to those Plan Shares’ Fair Market Value, for services rendered (“Stock Bonus Shares”). The Recipient must sign and deliver to the Company a “Stock Bonus Agreement” containing the terms, conditions, restrictions, representations and warranties required by the Administrator. The Stock Bonus Agreement may include provisions providing for forfeiture of the Stock Bonus Shares, with or without consideration, if the Recipient’s relationship with the Company does not continue for the duration specified in the Stock Bonus Agreement (i.e. “risk of forfeiture”). However, the Administrator may not require the Recipient to pay any monetary consideration for Stock Bonus Shares, other than amounts necessary to satisfy tax withholding requirements, as provided in Section 14. The terms and conditions of Stock Bonuses granted under this Plan need not be identical in any respect, even when Stock Bonuses are awarded simultaneously or to Recipients with the same or similar status.

9.           RESTRICTED STOCK UNITS

9.1           Awards of Restricted Stock Units. The Administrator is authorized to award Restricted Stock Units (“RSUs”) to Eligible Participant s during the Plan Grant Period. RSU’s represents a Recipient’s right to earn and receive, after expiration of the vesting period and/or achievement of certain milestones specified in the Restricted Stock Unit Agreement, either (a) a specified number of Plan Shares in the future (“RSU Shares”) or (b) a single cash payment equal to the Fair Market Value of the RSU Shares issuable under the vested RSU. In order to receive an RSU, the Recipient must sign and deliver to the Administrator a “Restricted Stock Unit Agreement” containing the vesting schedule, Fair Market Value of the RSU Shares as of the Grant Date, and any other terms, conditions, restrictions, representations, or warranties required by the Administrator.

9.2           Form and Timing of Settlement. Upon the vesting of any RSU Shares, the Company may settle the vested RSUs by delivering to the Recipient (a) the number of vested RSU Shares, (b) the cash value of the vested RSU Shares, computed in accordance with the Restricted Stock Unit Agreement, but in no event less than the Fair Market Value of the RSU Shares as of the Grant Date of the RSU, less any applicable Withholding Taxes, or (c) some combination of cash and RSU Shares. All cash payments made in settlement of RSUs will be paid on the vesting date, except that, to the extent permissible under applicable law, the Administrator may permit a Recipient to defer settlement of a vested RSU to a date or dates after the RSU is vested, but only if the terms of the Restricted Stock Unit Agreement and any requested deferral comply with the requirements of Code Section 409A.

10.         Termination of Relationship with Company

10.1         “Termination” means any cessation of a Recipient’s employment or other relationship with the Company for any reason, voluntary or involuntary, including Total Disability (as defined below) or death. Termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Code Section 409A.

10.2         Effect on Unvested and Forfeitable Awards. All Awards that are unvested or subject to forfeiture automatically expire or are forfeited, as the case may be, upon .

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10.3        Effect on Vested Options. Except as provided in Sections 10.5 through 10.8:

10.3.1    Termination Not for Cause. Upon Termination for any reason except Cause, the Recipient must exercise all of any vested but unexercised Options by the earlier of (a) the end of the three-month period following Termination, or (b) the Termination date stated in the Award Agreement. All unexercised, vested Options will expire upon the expiration of that period. However, the Administrator may extend the exercise period in its sole discretion. In that case, or if Recipient’s status changes from employee to non-employee (such as a consultant), any vested ISO held by that person will automatically convert into NQSOs upon expiration of the three-month period if not exercised prior to that time.

10.3.2    Termination for Cause. Upon Termination for Cause, then, as of the Company’s first discovery of any of the grounds for termination for Cause, any vested Option held by that Recipient will automatically terminate, and the Recipient will have no present or future right to exercise such Options.

10.4        Effect on Non-Forfeitable Issued Shares. Except as provided in Sections 10.5 through 10.8:

10.4.1    Company’s Repurchase Right. Upon Termination for any reason, the Company may (but is not obligated to) repurchase all or some of any of the Recipient’s non-forfeitable Issued Shares at any time during one year from the date of Termination, unless otherwise provided in the applicable Award Agreement or other written agreement between the Recipient and the Company. Any non-forfeitable Issued Shares that the Company does not repurchase remain subject to any repurchase rights and rights of first refusal stated in their respective Award Agreements, any Repurchase Agreement affecting those Issued Shares, and any Shareholder Agreement.

10.4.2    Repurchase Price - Not for Cause. If Termination was for any reason except Cause, then the repurchase price will be the higher of the Fair Market Value of the Recipient’s Issued Shares on (a) the Recipient’s termination date, or (b) the repurchase date.

10.4.3    Repurchase Price - For Cause. If Termination was for Cause, then

(a)          for Option Shares, the repurchase price will be the lower of those Option Shares’ (i) exercise price, (ii) Fair Market Value on the Recipient’s termination date, or (iii) Fair Market Value on the repurchase date.

(b)          for Stock Bonus Shares, the repurchase price will be the lower of those Stock Bonus Shares’ Fair Market Value on (i) the date of grant, (ii) the Recipient’s termination date, or (iii) the repurchase date.

(c)          for Restricted Stock, the repurchase price will be the lower of that Restricted Stock’s (i) purchase price, (ii) Fair Market Value on the Recipient’s termination date, or (iii) Fair Market Value on the repurchase date.

10.5        Termination for Cause

10.5.1    Definition. Except as otherwise defined in a Recipient’s Award Agreement or in any other agreement between the Recipient and the Company, termination for “Cause” means the Recipient’s dismissal from employment, or other relationship, as the result of the Recipient’s (a) failure or refusal to perform the Recipient’s job responsibilities or to carry out reasonable directives of the Recipient’s superiors, or the refusal or failure to comply with any Company policies, in a satisfactory manner as determined by the Company, (b) engagement in activities directly in competition with or antithetical to the Company’s best interests, or that are a conflict of interest, without the Company’s prior written consent, (c) any material breach of the Plan Documents, or of any confidentiality, non-competition, or similar agreement, or any other written agreement between the Recipient and the Company, (d) dishonesty, professional negligence, fraud or misrepresentation, (e) conviction of or pleading guilty or no contest to a felony or crime involving moral turpitude, (f) inability due to illness, injury or disability to perform Recipient’s duties under this Agreement for a period in excess of 120 days in any 12-month period consistent with the Company’s reasonable accommodation obligations under applicable disability laws, or (g) any other reason that would constitute “cause” under common law principles.

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10.5.2    Suspension. If a Recipient is suspended pending an investigation as to whether or not the Recipient will be terminated for Cause, then all of the Recipient’s rights in connection with any Award, including all time periods related to Awards under this Plan, will also be suspended during the period of investigation.

10.6        Termination Because of Total Disability

10.6.1    Effect upon Awards. If a Recipient’s relationship with the Company Terminates because of the Recipient’s Total Disability, then any vested ISO held by the Recipient will not terminate or cease to be treated as ISOs until the end of the one-year period following that Termination, if the Board so approves (unless by its terms the ISO sooner terminates and expires). Vested and non-forfeitable Awards, other than ISOs, will terminate as provided in Sections 10.3 and 10.4.

10.6.2    Definition of Total Disability. “Total Disability” means a mental or physical impairment, which (a) is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and (b) causes an Recipient to be unable to perform necessary duties for the Company, and to be engaged in any substantial gainful activity by reason of any medically determinable physical or mental impairment, in the opinion of two independent physicians, after reasonable accommodation in the opinion of the Company. Total Disability will be deemed to exist on the first day after the Company, and the two independent physicians, have furnished their opinion to the Administrator.

10.7        Termination Because of Death

10.7.1    If a Recipient dies (i) during the Recipient’s relationship with the Company, or (ii) within the three-month period following Termination for any reason except Cause, then:

(a)          any vested ISOs may be exercised, within one year after the Recipient’s death (unless by its terms it sooner terminates and expires) by the personal representative or the person to whom the Recipient’s rights pass by will or by the laws of descent and distribution,

(b)          any vested NQSOs may be exercised, within three months after the Recipient’s death, by the personal representative or the person to whom the Recipient’s rights pass by will or by the laws of descent and distribution, and

(c)          any non-forfeitable Issued Shares may be repurchased by the Company pursuant to Section 16.3.

10.7.2    Beneficiaries. Designation of beneficiaries to receive any Plan Shares or cash payments due the Recipient under any Plan Document, which are payable after a Recipient’s death (“Beneficiaries”), and any changes to the Beneficiaries by the Recipient, must be in writing and filed with the Company in the form and manner required by the Administrator. If a Recipient or beneficiary who is eligible to receive any Plan Shares or cash payment under the Plan dies without a surviving beneficiary having been designated, then the Company will deliver any Plan Shares or cash payments due under this Plan to the legal representative of the Recipient’s estate.

10.8        Military Leave, Sick Leave, and Bona Fide Leave of Absence. If approved by the Administrator, a Recipient’s relationship with the Company may be deemed to continue while the Recipient is on military leave, sick leave or other bona fide leave of absence. However, with respect to ISOs, employment will not be deemed to continue beyond the first three months of such leave, unless the individual’s reemployment rights are guaranteed by statute or by contract.

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10.8.1    Code Section 409A – Specified Employees. Notwithstanding any other provision of this Plan (unless the Award Agreement specifically provides otherwise), if shares of the Common Stock are publicly traded, and if a Recipient holding an Award that constitutes “deferred compensation” under Code Section 409A is deemed to be a “specified employee” for purposes of Code Section 409A, then:

(a)          The Company will not issue or pay any distribution or payment of any amount that is due because of a “separation from service” (as defined in Code Section 409A without regard to alternative definitions thereunder) before the earlier of (a) the expiration of the 6-month period measured from the date of the Recipient’s separation from service from the Company or (b) the date of Recipient’s death following such a separation from service. Such deferral shall only be effected to the extent required to avoid adverse tax treatment to Recipient including, without limitation, the additional tax for which Recipient would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral.

(b)          Any amounts so deferred will be paid in a lump sum on the day after such six-month period elapses, with the balance paid thereafter on the original schedule. The first payment will include a catch-up payment covering the amount that would have otherwise been paid during the period between Recipient’s termination of employment and the first payment date but for the application of this provision, and the balance of the installments (if any) will be payable in accordance with their original schedule.

(c)          To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Code Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Code Section 409A under another provision of Code Section 409A.

(d)          Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

11.         RESTRICTIONS ON TRANSFER

11.1        Definition; Effect

11.1.1    “Transfer” or “Transferred” means the transfer, assignment, pledge, hypothecation execution, attachment or similar process, or other disposal in any manner, including any short position, any “put equivalent position” or any “call equivalent position” (in each case, as defined in Rule 16a-1 promulgated under the Exchange Act) with respect to any Plan Shares.

11.1.2    Non-Complying Transfer Attempt. Any attempted Transfer that does not comply with this Section 11 is null and void.

11.2        Transfer Restrictions on Awards Generally. All Awards are personal to the Recipient during the Recipient’s lifetime and may not be Transferred, except as stated below or in Section 11.4:

11.2.1    Options. Subject to Section 11.2.1(a), neither (a) ISOs, whether unvested or vested, or (b) unvested NQSOs, may be Transferred, without exception. Vested NQSOs and all Issued Shares, whether issued under and ISO or an NQSO, may be Transferred only in a Permitted Transfer.

(a)          Domestic Relations Orders. Subject to the approval of the Administrator, an Option may be Transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by U.S. Treasury Regulation 1.421-1(b)(2). If the subject Option is an ISO, then that Option may be deemed to be an NQSO as the result of that Transfer.

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11.2.2    Stock Bonus Shares. Stock Bonus Shares that are subject to a risk of forfeiture may not be Transferred, without exception. Any Stock Bonus Shares that are not, or are no longer, subject to a risk of forfeiture may be Transferred only in a Permitted Transfer.

11.2.3    RSUs. Unvested RSUs may not be Transferred, without exception. Vested RSUs, and any issued RSU Shares that are not, or are no longer, subject to a risk of forfeiture may be Transferred only in a Permitted Transfer.

11.3        “Permitted Transfer” means:

11.3.1    Transfers made for estate planning purposes for the benefit of the Recipient’s spouse or descendants (a) by instrument to an inter vivos or testamentary trust in which the Award is to be passed to beneficiaries upon the death of the trustor (settlor), (b) to a partnership in which only “immediate family” as that term is defined in 17 C.F.R. 240.16a-1(e) are members or such trusts are partners or, or (c) by gift to immediate family members;

11.3.2    Transfers effected pursuant to the Recipient’s will or the laws of intestate succession.

11.3.3    Transfers approved by the Administrator, or if permitted in the applicable Award Agreement, subject to the following limitations:

(a)          If the Recipient is a past employee of the Company, or any of its Subsidiaries, Transfers are limited to up to an aggregate of 20% of the Plan Shares subject to Awards held by the Recipient (including any Plan Shares that may have already been transferred under other provisions of this Section 11.311.3.2.

(b)          If the Recipient is not covered by Section 11.3.2(a), Transfers are limited to up to an aggregate of 10% of the Plan Shares subject to Awards held by the Recipient (including any Issued Shares that may have already been transferred pursuant to other provisions of this Section 11.3.

(c)          No Recipient shall Transfer any Common Stock at any time to any Special Purpose Entity unless Transfer of Common Stock to such Special Purpose Entity have been approved by the Administrator.

11.3.4    Proposed Transferees. As a condition to any Permitted Transfer by any Recipient, each Proposed Transferee must agree in writing to be bound by the restrictions set forth in this Plan and in the Award Agreement under which the Plan Shares were issued or are issuable, in the form of transfer agreement provided by the Company, as may be amended from time to time in the Company’s discretion. That form of transfer agreement must include, among other provisions, a prohibition on subsequent sales of the Company’s securities by the Proposed Transferee unless and to the extent permitted under this Plan and the applicable Award Agreement, to the same extent that those Plan Shares would be so subject if retained by the Recipient..

11.4        Post-Registration Transfer Restrictions.

11.4.1    Transferable Shares. The Company has no obligation to register the Plan Shares for public resale. However, upon the effectiveness of any such registration for public resale, the restrictions on Transfer contained in this Agreement will lapse as to (a) Bonus Shares that are or have become free from any risk of forfeiture, (b) issued Option Shares that are not subject to any continuing repurchase rights, and (c) issued RSU Shares that are not subject to any continuing repurchase rights (collectively, “Transferable Shares”), except as provided in this Section 11.4.

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11.4.2    Trading Policies and Windows. Each Recipient shall comply with the Company’s Insider Trading Policy as may be adopted or amended from time to time by the Company’s Board of Directors (the “Insider Trading Policy”). To the extent Recipient is not an employee of the Company, such Recipient shall comply with the Company’s Insider Trading Policy in the same manner as if such Recipient were deemed an employee of the Company as defined in the Insider Trading Policy. No Recipient shall Transfer any Common Stock at any time other than during trading windows as proscribed by the Company from time to time in accordance with the Insider Trading Policy. Finally, no Recipient shall Transfer any Common Stock during any unexpired lock-up periods required by the Company’s underwriters in a subsequent registered offering of the Company’s securities.

12.         Changes in Capital Structure

12.1        Adjustments upon Capitalization Change. If a Capitalization Changes occurs, then the Administrator will make adjustments, as necessary, in adjust: (a) the aggregate number or kind of Plan Shares, (b) the number and terms of outstanding Awards so that each Recipient’s proportionate interest in the Award is the same before and after the Capitalization Change, and (c) in all other provisions of any Plan Document that include a reference to the number, kind or price of shares of Common Stock. Any fractional Plan Shares resulting from such adjustment will be disregarded. The Administrator’s approval as to what adjustments shall be made and the extent of such adjustments shall be final, binding, and conclusive, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws.

12.1.1    “Capitalization Change” means any merger, consolidation, recapitalization, reorganization, reincorporation, stock split, reverse stock split, stock dividend, subdivision, combination, reclassification, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, change in corporate structure, or other similar “equity restructuring transaction” (as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718), which causes a capital adjustment affecting the Common Stock, without consideration, after the Effective Date. However, the conversion of any convertible securities of the Company will not be treated as a Capitalization Change.

12.2        Effect of Change of Control Event

12.2.1    Acceleration of Awards; Termination. Except as provided in Sections 12.2 and 12.2.3, (a) upon the occurrence of a Change of Control Event and continuing during the Acceleration Period: (i) any unvested Awards will become fully vested and exercisable, and (ii) any Awards that are still subject to forfeiture will become non-forfeitable, and (b) upon the expiration of the Acceleration Period, any unexercised Awards will terminate and cease to be effective. “Acceleration Period” means the period commencing as of the date that the agreement providing for the Change of Control Event is signed and ending the earlier of: (a) the date upon which disposition of assets or stock contemplated by such agreement is consummated, or (b) the expiration date of the Award.

12.2.2    Conversion on Stock for Stock Exchange. If the Company’s shareholders receive capital stock of another corporation (“Exchange Stock”) in exchange for their Plan Shares because of any Change of Control Event, then the Company and/or the corporation issuing the Exchange Stock may provide that any unexercised Options under this Plan will be converted into Plan Shares of Exchange Stock, and that decision will be binding on the Recipients. The amount and price of Exchange Stock will be determined by adjusting the amount and price of the unexercised Options in the same proportion as used for determining the number of Plan Shares of Exchange Stock that the shareholders of Stock receive in the Change of Control Event. In such case, all of the terms and conditions relating to Stock in this Plan will apply to Exchange Stock, unless otherwise determined by the Administrator.

12.2.3    Assumption or Replacement of Awards. Upon the effectiveness of a Change of Control Event, the successor or acquiring corporation (if any) may assume, convert or replace all outstanding Awards, which will be binding on all Recipients. In the alternative, the successor or acquiring corporation may substitute equivalent Awards or provide substantially similar consideration to Recipients as was provided to stockholders of the Company (after taking into account the existing provisions of the Awards). The successor or acquiring corporation may also substitute by issuing, in place of outstanding Plan Shares held by a Recipient, substantially similar shares or other property subject to repurchase restrictions and other provisions no less favorable to the Recipient than those which applied to the Recipient’s outstanding Plan Shares immediately before the Change of Control Event.

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12.2.4    Definition. Except for the sale of assets, merger, stock exchange, or other transaction effected exclusively for the purpose of changing the domicile of the Company, “Change of Control Event” means:

(a)          the Company’s sale of newly-issued common stock in an IPO that is equal to more than 50% of its outstanding Common Stock following the IPO, in one or more transactions within any 12-month period,

(b)          a merger, consolidation, acquisition stock, separation, reorganization, liquidation, or similar event (directly or indirectly) where, immediately after the transaction, the Company’s stockholders immediately before the transaction do not own (directly or indirectly) at least 50% of the combined outstanding voting power of the voting securities of the surviving entity in the transaction, or its parent entity, in substantially the same proportions as their voting power of the Company’s voting securities immediately before such transaction;

(c)          the sale, lease, exclusive license or other disposition of substantially all of the consolidated assets of the Company and its Subsidiaries, unless the acquiring entity is owned by stockholders holding more than 50% of the acquiring entity’s voting securities after the transaction, in substantially the same proportions as their ownership of the Company’s outstanding voting securities immediately before the transaction, or

(d)          the Company’s stockholders or the Board approves a plan of complete dissolution of the Company, or a complete dissolution of the Company shall otherwise occur.

12.3       Code Section 409A. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

13.         Compliance with Laws, Securities Regulation, and Other Required Approvals

13.1        Generally. The Company will not issue an Award unless it complies with all relevant provisions of law, including Code Section 409A, any applicable state securities laws, the Securities Act, the Exchange Act, and any other relevant federal or state securities rules and regulations. The Company will use its best efforts to obtain from any applicable appropriate regulatory agencies any requisite authorization in order to issue an Award under this Plan. The Company’s inability to obtain the authority that the Company’s counsel deems to be necessary for the lawful issuance of any Award, or the unavailability of an exemption from registration for the issuance and sale of any Award under this Plan, shall relieve the Company of any liability with respect to the non-issuance of the Award. As a condition to granting any Award, the Company may require the Recipient to make any representation or warranty to the Company as it may require, including executing and delivering to the Company an agreement as may from time to time be necessary to comply with Code Section 409A, the Securities Act, the Exchange Act, and any other relevant federal or state securities rules and regulations.

13.2        Compliance with Code Section 409A. The Company intend the terms of all Plan Documents to be exempt from or in compliance with Code Section 409A. However, the Company does not guarantee the tax treatment or tax consequences associated with any payment or benefit, including but not limited to consequences related to Code Section 409A. To the maximum extent permissible, the Plan Documents will be interpreted to the greatest extent possible in a manner that (a) makes the Plan and each Award exempt from Code Section 409A, and (b) to the extent not so exempt, in compliance with Code Section 409A. If the Board determines that any Award is not exempt from, and is therefore subject, to Code Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Code Section 409A(a)(1), and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement.

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13.3        Securities Laws

13.3.1   Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue or sell Plan Shares upon vesting or exercise of any Awards. However, the Company will not be required to register the Plan, any Plan Shares or any Award under the Securities for any reason. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of the Plan Shares, the Company will be relieved from any liability for failure to issue and sell Plan Shares upon exercise of any Awards unless and until such authority is obtained. A Recipient will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

13.3.2   Section 16(b) Compliance; Bifurcation of Plan. If the Company registers any of its equity securities pursuant to Section 12(b) or 12(g) of the Exchange Act, then this Plan and the Awards will comply in all respects with Rule 16b-3 under the Exchange Act. If any Plan provision is later found not to comply with Rule 16b-3, then that provision will be deemed null and void. Furthermore, in all events this Plan will be construed in favor of its meeting the requirements of Rule 16b-3. The Administrator, in its absolute discretion, may bifurcate this Plan in order to restrict, limit or condition the application of any provision of this Plan to Recipients who are officers and directors subject to Section 16(b) of the Exchange Act without restricting, limiting, or conditioning other Recipients. This provision will not obligate the Company to undertake registration of any of the Awards.

13.3.3   Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary.

13.4        Stock Certificates. The Company may place a stop-transfer order prohibiting transfer of any Plan Shares on its official stock books and records. Each certificate representing Plan Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Administrator may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14.         Withholding and Other Tax Matters

14.1        Withholdings. To the extent required by then-current tax law, the Company will include the Fair Market Value of all Awards in determining each Recipient’s compensation for services rendered, and will reflect that amount in the Recipient’s Form W-2 or 1099, as applicable. The Company has the right (but not the obligation) to (a) retain and withhold from any payment of cash or Plan Shares, the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment (the “Withholding Taxes”), (b) withhold all or part of any future distribution to the Recipient until the Company has withheld or has been reimbursed for all required Withholding Taxes, (c) withhold from any other cash amounts due or to become due from the Company to the Recipient in an amount equal to the Withholding Taxes, or (d) retain, withhold, and cancel a number of a number of non-forfeitable Issued Shares held by a Recipient that have a Fair Market Value of not less than the amount of the unpaid Withholding Taxes.

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14.2        Redemption. The Company may agree (but is not obligated) to redeem a sufficient number of non-forfeitable Issued Shares held by a Recipient in order to provide the Recipient with cash to offset the federal income tax payable by the Recipient as a result of any Issued Shares becoming free from a substantial risk of forfeiture. The redemption price will be the Fair Market Value as of the redemption date, up to a maximum of 30% of the Fair Market Value of the Issued Shares that are released from forfeiture during that calendar year. All redemption requests must be delivered in writing to the Company by no later than April 15 of the year following expiration of the forfeiture period.

14.3        No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Recipient to advise such holder as to the time or manner of receiving or exercising any Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise a Recipient of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

15.         Rights and Relationships

15.1        Change in Time Commitment. If a Recipient’s regular level of time commitment in the performance of services for the Company and/or it Subsidiaries is reduced after the date of grant of any Award to the Recipient (for example, the Recipient has a change in status from a full-time employee to a part-time employee or takes an extended leave of absence), the Administrator has the right, in its sole discretion, to (a) make a corresponding reduction in the amount of an Award that is scheduled to vest, become free from a risk of forfeiture, or become payable after the date of such change in time commitment, in which case, the Recipient will have no right to exercise or receive any portion of the Award that is so reduced, and (b) in lieu of or in combination with such a reduction, extend the vesting, risk of forfeiture period, or payment schedule applicable to the Award.

15.2        Status as Shareholder. No Recipient or Permitted Transferee will be, or have any of the rights or privileges of, a shareholder of the Company with respect to any Plan Shares subject to an Award, unless, until, and to the extent the Recipient actually receives those Plan Shares.

15.3        No Contract Rights. This Plan is purely voluntary on the part of the Company. The adoption or continuance of this Plan will not be deemed to constitute a contract between the Company, any Eligible Participant , any Recipient, or any other person or entity. Nothing in any Plan Documents gives any Recipient the right to (a) continue performing services for the Company, or (b) interfere in any way with the right of the Company to terminate a Recipient’s or Eligible Participant ’s service relationship with the Company at any time.

15.4        No Trust Created. Neither the provisions of any Plan Document, nor any action taken by the Company or the Administrator under any Plan Document, will be deemed to create any trust, express or implied, or any fiduciary relationship between or among the Company, the Administrator, the Assistant Administrator, and any Eligible Participant , Recipient, or their respective beneficiaries.

15.5        Non-Exclusivity of the Plan. None of the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, or any provision of this Plan, will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it deems desirable, including, without limitation, the granting of stock options and other equity awards outside of this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

16.         Other Agreements

16.1        Electronic Delivery. Any reference in this Plan to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website), or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Recipient has access).

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16.2         Exchange and Buyout of Awards. The Administrator may, at any time or from time to time, authorize the Company, with the consent of the respective Recipients, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Administrator may at any time buy from a Recipient an Award previously granted with payment in cash, shares of Common Stock of the Company (including Restricted Stock) or other consideration, based on such terms and conditions as the Administrator and the Recipient may agree.

16.3         Repurchase Agreement. If required by the Administrator, Awards may be subject to an agreement regarding the repurchase of any Plan Shares issued to a Recipient (“Repurchase Agreement”), in a form included in or attached to the Recipient’s Award Agreement, as a condition of granting the Award or delivery of certificates representing Issued Shares to the Recipient.

16.4         Escrow; Pledge of Shares. To enforce any restrictions on a Recipient’s Awards set forth in this Plan or the applicable Award Agreement, the Administrator may require the Recipient to deposit all certificates representing Plan Shares, together with stock powers or other instruments of transfer approved by the Administrator, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated. The Administrator may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Recipient who is permitted to execute a promissory note as partial or full consideration for the purchase of Plan Shares will be required to pledge and deposit with the Company all or part of the Plan Shares so purchased as collateral to secure the payment of that promissory note. The Administrator may require or accept other or additional forms of collateral to secure the payment of the promissory note. In addition, the Company will have full recourse against the Recipient under the promissory note notwithstanding any pledge of the Recipient’s Plan Shares or other collateral. In connection with any pledge of the Plan Shares, Recipient will be required to execute and deliver a written pledge agreement in such form as the Administrator will from time to time approve. The Plan Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

16.5         Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Award under this Plan in substitution of such other company’s award or (ii) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Code Section 424(a)). If the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

17.         PLAN ADOPTION AND STOCKHOLDER APPROVAL

This Plan will become effective on the Effective Date. This Plan will be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan before the date of the stockholder vote), consistent with applicable laws, within 12 months either before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to this Plan, subject to the following conditions: (a) no ISO granted pursuant to an increase in the number of Plan Shares approved by the Board shall be exercised prior to the time such increase has been approved by the Company’s stockholders, and (b) ISOs granted pursuant to an increase in the number of Plan Shares approved by the Board where the increase is not timely approved by stockholders shall be canceled, any Shares issued pursuant to any such Awards shall be canceled, and any purchase of Plan Shares subject to any such Award shall be rescinded.

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18.         Plan Amendment and Termination

18.1         Suspension or Termination by Board. The Board may at any time suspend, amend or terminate this Plan, in its sole discretion, except that: (a) no amendment may cause ISOs issued under this Plan to fail to qualify as ISOs as defined in Code Section 422(b), and (b) the Board will submit to the stockholder any amendment or other matter required by then-applicable law or listing requirements to be submitted to the stockholders for approval.

18.2         Automatic Termination. Unless sooner terminated by the Board, this Plan will automatically terminate upon (a) expiration of the Plan Grant Period, except for its applicability to any outstanding Awards, (b) consummation of a Change in Control Event without assumption of the Plan by a successor as provided in Sections 12.2.3, or (c) the bankruptcy, appointment of a receiver, assignment for the benefit of creditors, or other insolvency or liquidation proceeding, of the Company.

18.3         Effect. No Award may be granted after termination or during suspension of this Plan. However, no amendment, suspension, or termination of this Plan will adversely affect outstanding Awards, without the consent of the Recipient.

19.         General Provisions

19.1         Notice. All notices and documents delivered under any Plan Document must be given in writing and will be deemed effectively given upon personal or courier delivery, confirmed facsimile transmission, or upon the date three business days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed to the other party at the address shown below or at such other address as the party may designate in writing to the other party.

19.2         Assignment. A Recipient may not assign the Recipient’s rights or obligations under any Plan Document except as permitted under Section 11. The Company may assign all or part of its rights under any Plan Document to any person or persons approved by its Board of Directors, so long as the Company provides the Recipient with prompt written notice of that assignment.

19.3         Third-Party Beneficiaries; Successors. All Awards and Award Agreements are (a) solely between the Recipient and the Company, and no other person or entity will be deemed to be a third-party beneficiary, and (b) binding upon and for the benefit of the Recipients and the Company, and their respective heirs, estate, legal representatives, agents, successors and permitted assigns, subject to Section 19.1.

19.4         Dispute Resolution. The Recipient of an Award and the Company will first make a good faith effort to settle by negotiation any dispute regarding any Plan Document. If a settlement has not been reached within 15 days of either party initiating that negotiation, then the dispute will be submitted for mediation. If a settlement is not reached in that mediation proceeding, then the dispute will be submitted to binding arbitration held a mutually acceptable arbitrator. If the parties cannot agree on an arbitrator, then each party will select one arbitrator, and those two arbitrators will select a third arbitrator who will conduct the arbitration, and both parties agrees to participate in that arbitration proceeding. Any arbitration under this section will be conducted in the city in which the Company’s principal offices are located, pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction of the matter. Notwithstanding the above, this section will not apply to (a) actions for equitable relief, or (b) actions to enforce any mediation or arbitration award, and in either of those actions, each party waives any right to a jury trial.

19.5         Injunctive Relief. The Recipient acknowledges that if the Recipient breaches the terms of any Award Document, the damage to the Company would be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Thus, in addition to any other right or remedy available to it, the Company will be entitled to an injunction restraining such breach or threatened breach and to specific performance of any provision of the Award Documents.

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19.6         Other Legal Matters. All Plan Documents will be enforced, governed, and construed exclusively under the internal laws of the State of Utah, without regard to that state’s conflict of laws rules. The substantially prevailing party in any arbitration, litigation, or other dispute resolution proceeding concerning any Plan Document is entitled to reimbursement of its legal costs and attorney fees by the non-prevailing party, including those that the substantially prevailing party may incur upon appeal or in a bankruptcy proceeding. If any portion of a Plan Document is held to be invalid by a court having jurisdiction, the remaining terms of that Plan Document will remain in full force and effect to the extent possible.

20.         Adoption

Adopted by the Board of Directors on March 31, 2014.

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